Exhibit 99.1: Peoples Financial Corporation Press Release Dated July 23, 2018

FOR IMMEDIATE RELEASE

For more information, contact:

Paul D. Guichet, Vice President

228-435-8761

pguichet@thepeoples.com

PEOPLES FINANCIAL CORPORATION ANNOUNCES

APPOINTMENT OF THREE DIRECTORS TO BANK BOARD

BILOXI, MS (July 23, 2018)—The board of directors of Peoples Financial Corporation (OTCQX Best Market: PFBX), parent of The Peoples Bank, announces the appointment of Padrick D. Dennis, George J. Sliman, III, and A. Tanner Swetman to the board of The Peoples Bank.

“We are delighted to have Padrick, George and Tanner join our bank board,” said Chevis C. Swetman, Chairman, President and Chief Executive Officer of the holding company and the bank. “Their leadership, comprehensive business experience, distinguished education and active community involvement will expand the insight of our board,” he added.

Padrick Dennis joined Specialty Contractors and Associates, Inc. in 2010 and currently serves as Vice President of Construction and Operations. Mr. Dennis earned a Juris Doctor from the University of Mississippi School of Law, graduating Summa Cum Laude and also holds a Bachelor of Arts degree (Politics) and Bachelor of Science degree (Accounting and Business Administration) from Washington & Lee University, graduating Summa Cum Laude. Mr. Dennis is involved in several community organizations including Trinity United Methodist Church, the Mississippi Economic Council’s Board of Governors, Coast Young Professionals, Gulf Coast Carnival Association, Gulfport Gridiron Club and the Mississippi Gulf Resort Classic’s Ambassador Club.

George Sliman is Director and President of SunStates Holdings, Inc., a privately-held real estate investment company. Mr. Sliman’s responsibilities include financial reporting, risk management, information technology and special projects. In addition, Mr. Sliman is a general partner and managing member of several privately-held investment entities.

A retired Certified Public Accountant, Mr. Sliman previously worked as a staff accountant in the audit and tax divisions of Peat, Marwick, Mitchell and Company. Mr. Sliman graduated from Springhill College, Magna Cum Laude and earned a Masters of Business Administration from the Wharton School of Business at the University of Pennsylvania. Mr. Sliman’s community service includes serving on the Finance Committee of the School Advisory Council for St. Alphonsus Catholic Elementary School and previously served as a board member of the Walter Anderson Museum of Art.

Tanner Swetman joined The Peoples Bank full time in 2005 and has held several diverse management positions in the bank and currently serves as Vice President for Corporate Affairs. Mr. Swetman has oversight responsibility for the Business Development, Investment, Branch Administration and Property departments. Mr. Swetman also serves as Chairman of the Asset Liability Committee and is a member of the Investment and Trust committees.

Mr. Swetman holds a Bachelor of Science in Business Administration with an emphasis in Management from the University of Southern Mississippi. Mr. Swetman also completed the Mississippi School of Banking at the University of Mississippi, the Graduate School of Banking at Louisiana State University and the University of Chicago Booth School of Business Executive Development Program. Mr. Swetman is actively engaged in numerous community organizations serving as a board member of Biloxi First, the Biloxi Yacht Club and the St. Patrick Alumni Association. Additionally, Mr. Swetman is a member of the Gulf Coast Sigma Chi Alumni Association, Gulf Coast Carnival Association, the Order of Mithras and a Den Leader for Cub Scout Pack 211.

Founded in 1896, with $647 million in assets as of March 31, 2018, The Peoples Bank operates 18 branches along the Mississippi Gulf Coast in Hancock, Harrison, Jackson and Stone counties. In addition to a comprehensive range of retail and commercial banking services, the bank also operates a trust and investment services department that has provided customers with financial, estate and retirement planning services since 1936.

The Peoples Bank is a wholly-owned subsidiary of Peoples Financial Corporation, listed on the OTCQX Best Market under the symbol PFBX. Additional information is available on the Internet at www.thepeoples.com.

This news release contains forward-looking statements and reflects industry conditions, company performance and financial results. These forward-looking statements are subject to a number of risk factors and uncertainties which could cause the Company’s actual results and experience to differ from the anticipated results and expectation expressed in such forward-looking statements.